UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2024

BAIYU Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3703, Jingji Binhe Times Building, Binhe Avenue, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 82792111

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BYU	Nasdaq Capital Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Current Report on Form 8-K filed on October 8, 2024 with the Securities and Exchange Commission (“SEC”), on October 4, 2024, BAIYU Holdings, Inc. (the “Company”) received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that  the Staff had determined to delist the Company’s common stock from Nasdaq pursuant to Nasdaq Listing Rule 5101 and IM-5101-1.

Following receipt of the Delisting Notice, on October 7, 2024, the Company requested an appeal of Nasdaq’s determination and a hearing before a Nasdaq hearings panel, which appeal stayed the Company’s delisting and the filing of a Form 25-NSE with the SEC. After careful deliberations by the Board of Directors, the Company determined to withdraw its appeal of the delisting proceedings and notified the Nasdaq of the withdrawal on November 18, 2024.

On November 22, 2024, the Company received a letter from Nasdaq confirming the Company’s withdrawal of the Appeal. As a result of the Company voluntarily withdrawing its Appeal, Nasdaq suspended the Company’s common stock from trading at the open of business on November 21, 2024. The letter from Nasdaq stated that Nasdaq will file a Form 25 with the SEC when all internal procedural periods have run.

The Company intends to pursue continued trading of the Company’s common stock on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIYU HOLDINGS, INC.

Date: November 22, 2024	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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